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                                                                    EXHIBIT 99.1

                          FRIEDE GOLDMAN HALTER, INC.

                                                                   PRESS RELEASE
                                                           For immediate release

                FRIEDE GOLDMAN NEWFOUNDLAND UNDER NEW OWNERSHIP

GULFPORT, MS, MARCH 28, 2002--Friede Goldman Halter, Inc. (OTCBB: FGHLQ) announced today it has sold the assets of Friede Goldman Newfoundland, the Company's Canadian subsidiary located in the province of Newfoundland and Labrador Canada, to Peter Kiewit Sons Co. Ltd.

The transaction is part of the continuing effort to restructure the company and facilitate its emergence from Chapter 11 bankruptcy.

Bob Shepherd, Executive Vice President - Administration of FGH, commented, " The sale of the assets of FGN is in the best interests of the company as it emerges from Chapter 11 bankruptcy protection. The transaction allows the Company to reduce outstanding obligations."

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).

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           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                          Larry Walker, CORPORATE COMMUNICATIONS
                                                                  (228) 897-4867
                                                                     www.fgh.com
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*Note: This press release includes certain statements that may be deemed to be
"forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of
1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter, Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-3, the 1999 Annual Report on Form 10-K, and subsequent Forms 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.